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Exhibit 23.5

CONSENT OF FROST & SULLIVAN

        We hereby consent to the inclusion in the registration statement on Form S-1 of Picis, Inc. for the registration of shares of its common stock and any amendments thereto (the "Registration Statement") of references to information contained in our U.S. Acute Care Information Systems Market 2006 report and updates thereto and to references to our firm's name therein. In giving such consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Katherine Shariq

Katherine Shariq
Manager of Healthcare and Life Sciences Information Technology Group
Frost & Sullivan

October 24, 2006

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CONSENT OF FROST & SULLIVAN